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                                                                    Exhibit 21.1
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               Subsidiaries of Advantage Learning Systems, Inc.
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                           (As of February 28, 1997)

Name                                                      State of Incorporation
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Institute for Academic Excellence, Inc.                         Wisconsin
IPS Publishing, Inc.                                           Washington